Exhibit 10(f)18

                             SECOND AMENDMENT TO THE
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     OF SAVANNAH ELECTRIC AND POWER COMPANY


         WHEREAS, the Board of Directors of Savannah Electric and Power Company (the "Company") heretofore adopted the Supplemental Executive Retirement Plan of Savannah Electric and Power Company, as amended and restated January 1, 1996 (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to provide Participants who incur certain adverse events with additional benefits; and

         WHEREAS, the Board of Directors of the Company is authorized pursuant to Section 9.1 of the Plan to amend the Plan at any time.

         NOW, THEREFORE, effective July 15, 1997, the Board of Directors of the Company hereby amends the Plan as follows:

                                       I.

         Delete Section 4.6 in its entirety and replace it with the following:

                  4.6 Transfers between Companies and Other Special Events. Except as provided below, following a transfer of employment or after incurring certain other enumerated events, the Participant shall not be entitled to or accrue any benefits under the Plan except as provided in this Section 4.6.

                  (a) (1) In the event a Participant in the Plan incurs one or more of the following adverse events prior to commencement of payment of his benefits under the Plan but after the Participant is eligible to retire as of an Early Retirement Date, such Participant will be entitled to the benefit described in Section 4.6(a)(2):

                                    (A) Participant is involuntarily transferred
                           to another subsidiary or affiliate of The Southern Company ("Transferee Company") on account of the functionalization of his job or on account of a merger or consolidation of the Company and for reasons other than for cause is terminated by the Transferee Company, demoted to a lower grade level position or incurs a salary reduction or freeze, provided he otherwise remains eligible to participate in this Plan as a key management level employee as determined in Article III; or

                                    (B) For reasons other than for cause,
                           Participant is terminated, demoted to a lower grade level position or incurs a salary reduction or freeze by the Company on account of the functionalization of his job, merger or consolidation of the Company or an announced restructuring of management level job positions, provided he otherwise remains eligible to participate in this Plan as a key management level employee as determined in Article III.

                           (2) Participant shall be entitled to a benefit
                  described in Section 4.1 as if he had attained his Normal Retirement Date commencing upon the later of age 55 or the first day of the month first following his termination of employment from the Transferee Company or Company, as applicable. In the event a Participant elects to commence his benefit prior to attainment of age 55, his benefit shall be calculated as provided in Section 4.1 as if he had attained his Normal Retirement Date but shall be reduced by one-twelfth (1/12) of five percent (5%) for each month the benefit commences prior to the date the Participant would attain age 55.

                           (3) For purposes of calculating any benefit paid to a
                  Participant pursuant to this Section 4.6(a), the Participant's Final Average Salary, Social Security Amount, Assumed Pension Plan Retirement Benefit and any other component of the benefit formula under this Plan shall be determined as of the Participant's date of termination from the Company or, if later, from the Transferee Company.

                  (b) In the event a Participant in the Plan voluntarily transfers to a Transferee Company prior to commencement of payment of his benefits under the Plan and subsequently retires from the Transferee Company or another subsidiary or affiliate of The Southern Company, the benefits to be paid to such Participant under the Plan shall be the amount determined by multiplying the amount determined in accordance with Section 4.6(b)(1) times the amount determined in accordance with Section 4.6(b)(2) below.

                           (1) Seventy percent (70%) of such Participant's Final Average Salary reduced by both of the following:

                                    (A)     fifty percent (50%) of such
                                            Participant's Social Security
                                            Amount.

                                    (B)     such Participant's Assumed Pension
                                            Plan Retirement Benefit as of the
                                            effective date of such transfer of
                                            employment.

                           (2) The Participant's number of years and months of Credited Service as of the effective date of such transfer plus one year of Credited Service for each year of subsequent employment at the other subsidiary or affiliate of The Southern Company, divided by the number of years and months of Credited Service which the Participant will have completed at age 62 if he remains employed until such age.

                  For purposes of calculating any benefit paid a transferred Participant pursuant to this Section 4.6(b), the Participant's Final Average Salary, Social Security Amount, Assumed Pension Plan Retirement Benefit and any other such component of the benefit formula under this Plan, except for Credited Service as set forth in Section 4.6(b)(2) above, shall be determined as of the Participant's date of transfer.

                  If the transferred Participant retires from another subsidiary or affiliate of The Southern Company or the Company on a date other than his Normal Retirement Date, dies, becomes disabled or otherwise ceases to be employed by another subsidiary or affiliate of The Southern Company or the Company, such Participant, or surviving spouse in the event of the death of the Participant, shall receive the benefit available under this Plan due upon the occurrence of such event as if the Participant continued to accrue service under this Section 4.6(b). Any such alternative benefit shall be subject to all applicable limitations, adjustments and reductions described in this Plan that apply in the event that a Participant retires on a date other than his Normal Retirement Date, dies, becomes disabled or otherwise terminates employment with the Company, including but not limited to those set forth in Sections 4.2, 4.3 and 4.6 hereof and Articles V, VI and VII hereof.

                                       II.

         Delete Section 4.7 in its entirety and replace it with the following:

                  4.7 Effect of Other Arrangement on Plan Benefits. In the event a Participant in the Plan enters into a supplemental benefit arrangement with the Company or Transferee Company other than in accordance with this Plan, in the sole discretion of the Chief Executive Officer of the Company or any comparable successor thereto the benefits to be paid to such Participant under this Plan may be reduced on an actuarially equivalent basis by the benefits payable to such Participant under the other supplemental benefit arrangement. The determination as to whether there exists another supplemental benefit arrangement shall be made by the Chief Executive Officer of the Company or any comparable successor thereto in its sole discretion.


         IN WITNESS WHEREOF, the Company, through its duly authorized officer, has adopted the Second Amendment to the Supplemental Executive Retirement Plan of Savannah Electric and Power Company this ______ day of _____________, 1998.

                                       SAVANNAH ELECTRIC AND POWER COMPANY

                                       By:

                                       Title:_____________________________

ATTEST:

By:

Title:__________________

(CORPORATE SEAL)